UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2012

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On August 26, 2012, IAC/InterActiveCorp, a Delaware corporation (the “Registrant” or “IAC”) entered into a stock purchase agreement (the “Agreement”) with The New York Times Company, a New York corporation (the “Seller”), pursuant to which IAC has agreed to acquire 100% of The About Group (consisting of About.com, ConsumerSearch.com, CalorieCount.com and related businesses) from the Seller for $300 million in cash.

The obligations of the Registrant and the Seller to complete the transaction contemplated by the Agreement are subject to customary closing conditions and regulatory approvals.  The transaction is expected to close in the next several weeks and upon closing, the results of The About Group will be reported in IAC’s Search and Applications reporting segment.

On August 26, 2012, IAC issued a press release relating to the transaction, which is furnished herewith as Exhibit 99.1 hereto.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
Exhibit 99.1	Press Release of IAC/InterActiveCorp, dated as of August 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Senior Vice President,
General Counsel and Secretary

Date:  August 29, 2012